As filed with the Securities and Exchange Commission on August 12, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-53420

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-53422

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-163860

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-163862

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

CANADIAN NATIONAL RAILWAY COMPANY

(Exact Name of Registrant as specified in its charter)

CANADA		98-0018609
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification No.)
935 de La Gauchetiere Street West, Montreal, Quebec, Canada H3B 2M9
(Address including zip code of Principal Executive Offices)

Canadian National Railway Company Union Savings Plan for U.S. Operations Canadian National Railway Company Management Savings Plan for U.S. Operations
(Full title of the plans)

Sean Finn Executive Vice-President Corporate Services and Chief Legal Officer Canadian National Railway Company 935 de La Gauchetiere Street West Montreal, Quebec, Canada H3B 2M9 (514) 399-7091

(Name, address and telephone number, including area code, of agent for service)

with a copy to: Michael T. Novak General Counsel - US Illinois Central Railroad Company 17641 South Ashland Avenue Homewood, IL 60430

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment relates to the following Registration Statements of Canadian National Railway Company (the “Registrant”) on Form S-8 (the “Registration Statements”):

•	Registration Statement No. 333-53420, filed with the Securities and Exchange Commission (the “Commission”) on January 9, 2001, registering the offering and sale of common shares of the Registrant (“CN Common Shares”) under the Canadian National Railway Company Union Savings Plan for U.S. Operations (“Union Plan”);

•	Registration Statement No. 333-53422, filed with the Commission on January 9, 2001, registering the offering and sale of CN Common Shares under the Canadian National Railway Company Management Savings Plan for U.S. Operations (“Management Plan” and together with the Union Plan, the “Plans”);

•	Registration Statement No. 333-163860, filed with the Commission on December 18, 2009, registering additional CN Common Shares under the Management Plan; and

•	Registration Statement No. 333-163862, filed with the Commission on December 18, 2009, registering additional CN Common Shares under the Union Plan.

Effective as of the date hereof, the Plans no longer include an investable stock fund holding CN Common Shares as an investment option for participants, and all new participant contributions and transfers into such stock fund for each Plan were permanently suspended. Accordingly, the Registrant is filing this Post-Effective Amendment pursuant to Rule 478 under the Securities Act of 1933, as amended, to hereby terminate the effectiveness of the Registration Statements. The Registrant hereby removes from registration any CN Common Shares registered under the Registration Statements that have not previously been sold under the applicable Plan as of the date hereof and the Plan interests registered under the Registration Statements.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in Montreal, Quebec, Canada, on August 12, 2015.

Canadian National Railway Company

By:	/s/ Sean Finn
Name:	Sean Finn
Title:	Executive Vice-President Corporate Services and Chief Legal Officer

Note: Pursuant to Rule 478 of the Securities Act of 1933, as amended, no other person is required to sign this Post-Effective Amendment to the Registration Statements.